Exhibit 3.5.3

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

GRIFOLS-CHIRON DIAGNOSTICS CORP.

The undersigned corporation, in order to amend its Certificate of Incorporation, hereby certifies as follows:

FIRST:                                                      The name of the corporation is:

GRIFOLS-CHIRON DIAGNOSTICS CORP.

SECOND:                                       The Corporation hereby amends its Certificate of Incorporation as follows:

Paragraph FIRST of the Certificate of Incorporation, relating to the corporate title of the corporation, is hereby amended to read, in its entirety, as follows:

FIRST:                                                      The name of the corporation is:

GRIFOLS DIAGNOSTIC SOLUTIONS INC.

THIRD:                                                  The written amendment effected herein was authorized by the written consent, setting forth the action so taken, of the sole stockholder of all of the outstanding shares entitled to vote thereon pursuant to Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment, this 3rd day of March, 2014.

By:	/s/ David I. Bell
David I. Bell
Corporate Vice President